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                                                                   EXHIBIT 10.70


                      AMENDMENT TO TAX ALLOCATION AGREEMENT

                  AMENDMENT TO TAX ALLOCATION AGREEMENT ("Amendment"), dated as of September 20, 2001, between Insurance Management Solutions Group, Inc., a Florida corporation ("IMSG"), Geotrac of America, Inc., a Florida corporation ("Geotrac"), IMS Direct, Inc., a Florida corporation ("IMS Direct"), and Insurance Management Solutions, Inc., a Florida corporation ("IMSI").

                               W I T N E S S E T H

                  WHEREAS, IMSG, Geotrac, IMS Direct and IMSI are parties to a Tax Allocation Agreement effective as of July 31, 1998 (the "Tax Sharing Agreement") pursuant to which the consolidated federal income tax liability of the Consolidated Group has been allocated among the parties based upon each company's separate assets and operations for each taxable year. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Tax Sharing Agreement;

                  WHEREAS, the parties have followed a similar approach in allocating the consolidated Florida corporate income and franchise tax liability;

                  WHEREAS, as of the date hereof, the parties to this Amendment are entering into a Stock Purchase Agreement relating to the sale of the outstanding capital stock of Geotrac;

                  WHEREAS, in connection with the execution of the Stock Purchase Agreement, the parties desire to amend the terms of the Tax Sharing Agreement to provide for (a) the specific treatment of Geotrac's map database additions; (b) the termination of all rights, liabilities and obligations of Geotrac under the Tax Sharing Agreement immediately prior to the Closing as of the Closing Date (as such terms are defined in the Stock Purchase Agreement) and
(c) certain other matters; and
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                  NOW, THEREFORE, in consideration of the mutual agreements of the parties hereinafter contained, it is hereby agreed as follows:

         1. The parties agree that all tax liability under any consolidated federal income tax returns of which IMSG is the common parent and any state or local consolidated, combined or unitary income or franchise tax returns of which IMSG or any subsidiary (other than Geotrac) is the common parent required to be filed for periods ending prior to the period which includes the Closing Date shall continue to be allocated among the parties consistent with past practice and the Tax Sharing Agreement, subject to the modifications under this Amendment.

         2. In computing the liability of Geotrac for its share of the consolidated federal income and State of Florida corporate income/franchise tax liability with respect to consolidated federal and State of Florida tax returns required to be filed for 2000 and subsequent periods ending prior to the period which includes the Closing Date, the costs of Geotrac's map database additions shall be treated as current year expenses in accordance with the method reflected in the monthly tax accruals supplied by IMSG to Geotrac prior to August 8, 2001 and used in Geotrac's interim financial statements prior to August 8, 2001. In the event that the amendments made by this Paragraph 2 result in Geotrac having paid amounts to IMSG which exceed the amounts due for any of these periods, IMSG shall timely reimburse Geotrac for such excess amounts on or prior to the Closing Date.

         3. The parties further agree that, except for any reimbursement obligation of IMSG under the last sentence of Paragraph 2, all rights, liabilities and obligations of Geotrac under the Tax Sharing Agreement, as amended, shall terminate immediately prior to the Closing on the Closing Date.


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         4. The parties further agree that in the event that the Closing under the Stock Purchase Agreement does not occur for any reason, this Amendment shall cease to apply and be terminated as of the date that the Stock Purchase Agreement is terminated.

         5. This Agreement shall be governed by the laws of the State of Florida without reference to the choice of law principles of such laws. This Agreement may be executed in one or more counterparts, each of which may be deemed an original and all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the day and year first above written.

                           GEOTRAC OF AMERICA, INC.


                           By:   /s/ Paul Roth
                                 -------------------------------------------
                                 Name:  Paul Roth
                                 Title:    Vice President

                           INSURANCE MANAGEMENT SOLUTIONS GROUP, INC.


                           By:   /s/ David M. Howard
                                 ------------------------------------------
                                 Name:  David M. Howard
                                 Title:President and Chief Executive Officer

                           INSURANCE MANAGEMENT SOLUTIONS, INC.


                           By:   /s/ David M. Howard
                                 ------------------------------------------
                                 Name:  David M. Howard
                                 Title:President and Chief Executive Officer

                           IMS DIRECT, INC.


                           By:   /s/ David M. Howard
                                 ------------------------------------------
                                 Name:  David M. Howard
                                 Title:    President and Chief Executive Officer



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